NJR MIDSTREAM ANNOUNCES ACQUISITION OF
LEAF RIVER ENERGY CENTER
Strategically Located and Reliable Natural Gas Storage Facility
Serves Expanding Natural Gas Markets

Wall, N.J., September 5, 2019 – NJR Midstream, a business of New Jersey Resources (NYSE: NJR), announced it has entered into an agreement to acquire Leaf River Energy Center, LLC (Leaf River) from Macquarie Infrastructure Partners, which operates within the Macquarie Infrastructure and Real Assets division of the Macquarie Group. The agreement purchase price for Leaf River is $367.5 million subject to certain contractual conditions. The transaction is expected to close in 2019 and supports NJR’s long-term net financial earnings growth rate of 6 to 8 percent.

“By leveraging our market expertise, NJR Midstream is well positioned with Leaf River to be a leading Gulf Coast service provider in one of the most significant and growing energy demand centers in the United States,” said Steve Westhoven, president and COO of New Jersey Resources. “This transaction is another example of our commitment to pursuing and delivering long-term shareowner value by acquiring high-quality assets with organic growth potential.”

A premier natural gas storage facility with a seasoned management team, Leaf River is strategically located in southeastern Mississippi with unique reliability capabilities and connections to six interstate pipelines. It consists of three salt dome caverns with a combined working natural gas storage capacity of 32.2 million dekatherms (MMDth). One of the newest high capacity storage facilities in North America, Leaf River’s caverns came online between 2011 and 2014 and support safe and reliable operations with a strong environmental record. The facility is also designed with the capability to economically expand with the installation of an additional storage cavern that would add approximately 13.1 MMDth of storage capacity.

With the acquisition of Leaf River, NJR Midstream will now have ownership interests in natural gas storage facilities in the Gulf Coast and Marcellus Shale regions, with working gas capacity of more than 44 MMDth.

Forward Looking Statements
Certain statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this news release include, but are not limited to, certain statements regarding the closing of the purchase of Leaf River, future earnings impact of Leaf River and future investments by NJR in Leaf River.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http:.//www.sec.gov. Information included in this news release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

About New Jersey Resources
NJR is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. It is composed of five primary businesses:

●

New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	NJR Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of more than 250 megawatts, providing residential and commercial customers with low-carbon solutions.
●

NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●

NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility, 100 percent equity ownership in the planned Adelphia Gateway Pipeline Project, as well as its 20 percent equity interest in the planned PennEast Pipeline Project.

●

NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®. For more information about NJR: www.njresources.com.

Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

# # #